SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

LEXENT INC.

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(Exact Name of Registrant as Specified in Charter)

Delaware 000-31105 13-3990223

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(State or Other Jurisdiction (Commission (I.R.S. Employer

of Incorporation) File Number) Identification No.)

Three New York Plaza, New York New York 10004

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(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number including area code (212) 981-0700

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(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

Lexent Inc. (the "Company") announced the appointment of Norman G. Fornella as Executive Vice President and Chief Financial Officer. The press release announcing the appointment is attached as Exhibit 101.01.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Press release dated September 23, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LEXENT INC.

(Registrant)

By: s/Kevin O' Kane

Kevin O' Kane,

Chief Executive Officer, on

behalf of the Registrant.

Date: September 23, 2002

EXHIBIT 101.1

PRESS RELEASE- NORMAN G. FORNELLA

September 23, 2002

LEXENT INC. NAMES NORMAN G. FORNELLA AS CHIEF FINANCIAL OFFICER

New York, New York, Sept. 23/PRNewswire-FirstCall/----

Lexent Inc. (NASDAQ: LXNT) today announced the appointment of Norman G. Fornella as Executive Vice President and Chief Financial Officer of the Company. Mr. Fornella will have responsibility and oversight of all finance, accounting, treasury, information technology and investor relations functions. Additionally, he will be a member of the executive management team (along with the Chairman, CEO, President and COO), which will consider and set Company policies, strategic direction and expansion plans. He will report to Kevin O' Kane, Lexent's Vice Chairman and CEO.

Most recently, Mr. Fornella was Executive Vice President-Chief Financial Officer and Treasurer of Provant, Inc., a provider of performance improvement and training services. Prior to that, Mr. Fornella had a long tenure as Executive Vice President and Chief Financial Officer and Treasurer of Morse Diesel International, a wholly owned subsidiary of AMEC and one of the nation's largest firms specializing in project management and consulting services. During his fourteen-year career at Morse Diesel, Mr. Fornella participated in the successful redirection of business strategies resulting in the company's launch into new, profitable markets and increased profitability while improving risk management controls. He also designed and implemented a new project cost accounting and reporting system; developed an acquisition team to identify and analyze targeted acquisitions; and implemented tighter financial controls to reduce receivables as well as improve financial reporting.

Kevin O' Kane, President and CEO of Lexent, stated, "Norm Fornella will be an asset to our executive management team. His background combines all aspects of financial management with the ability to grow business and increase profit margins across all of Lexent's business units. Importantly, Norm's expertise expands beyond the financial realm. He has direct experience in strategic planning, information technology and business development. We know his unique skill set will help Lexent execute its strategic plan to the benefit of our entire organization."

Norm Fornella commented, " I am pleased to join a company of Lexent's caliber, which has a rich legacy and offers a broad range of network, infrastructure and electrical contracting services. I look forward to contributing to Lexent's continued success."

About Lexent Inc.

Leveraging more than fifty years of experience, Lexent (NASDAQ: LXNT) is an infrastructure services company that designs, deploys and maintains fiber optic, electrical and life safety systems for telecommunications carriers and enterprise organizations in some of the national metropolitan markets. Supporting the above offerings, Lexent provides a full range of project management and specialized maintenance services. Representing various industries such as utility, telecommunications, real estate, government and large enterprise customers, Lexent's key customers include AT&T Local Services, Level (3) Communications, IBM, Dormitory Authority of the State of New York. The company has offices in New York City, Washington, DC, Boston, Philadelphia, Long Island, White Plains, New Jersey, Philadelphia, and Miami. For additional information on the company, see Lexent's web site at Lexent.net at Lexent.net.

Forward Looking Statements:

This press release contains forward-looking statements, which may be identified by words such as "believes," "anticipates," "expects," "intends," and other similar expressions. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks are more fully Outlined in the Company registration statement on Form S-1 and other SEC filings.

SOURCE Lexent Inc.

CONTACT: Maureen Beirne, Sr. Vice President, Sales & Marketing, Lexent at 212-981-0707.

Document #: 561698/1 TFC